EXHIBIT 99.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Plan Administrator
First Midwest Corporation of Delaware
  Employees' Retirement Plan
Melrose Park, Illinois

We consent to the incorporation by reference of our report dated June 16, 2000 on the First Midwest Corporation of Delaware Employees' Retirement Plan (the "Plan") 1999 financial statements included in the Form 11-K of the Plan for the year ended December 31, 1999 into the Registration Statement on Form S- 8 filed with the Securities and Exchange Commission for the Plan.



                                           Crowe, Chizek and Company LLP

Oak Brook, Illinois
June 28, 2000